Filed Pursuant to Rule 424(b)(2)
Registration No. 333-202840

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated January 22, 2018

PRICING SUPPLEMENT No. 989 dated January     , 2018

(To Market Measure Supplement dated March 18, 2015,

Prospectus Supplement dated March 18, 2015

and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K Equity Index and ETF Linked Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the PowerShares QQQ TrustSM, Series 1 due January 28, 2021

■	Linked to the lowest performing of the Russell 2000® Index and the PowerShares QQQ TrustSM, Series 1 (each referred to as a “Market Measure”)
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the lowest performing Market Measure. The lowest performing Market Measure is the Market Measure that has the least favorable performance as measured from its starting value to its ending value. The payment at maturity will reflect the following terms:

■

If the value of the lowest performing Market Measure increases, you will receive the original offering price plus at least 350% participation (to be determined on the pricing date) in the upside performance of the lowest performing Market Measure, subject to a maximum total return at maturity of 35.00% of the original offering price

■ If the value of the lowest performing Market Measure decreases but the decrease is not more than 40%, you will be repaid the original offering price
■

If the value of the lowest performing Market Measure decreases by more than 40%, you will have full downside exposure to the decrease in the value of the lowest performing Market Measure from its starting value, and you will lose more than 40%, and possibly all, of the original offering price of your securities

■	Investors may lose some, or all, of the original offering price
■

Your return on the securities will depend solely on the performance of the lowest performing Market Measure. You will not benefit in any way from the performance of the better performing Market Measure. Therefore, you will be adversely affected if either Market Measure performs poorly, even if the other Market Measure performs favorably

■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue either Market Measure or any securities included in either Market Measure for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $979.15 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $964.15 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-12.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$12.50	$987.50
Total

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Investment Description

The Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the PowerShares QQQ TrustSM, Series 1 due January 28, 2021 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the lowest performing of the Russell 2000® Index and the PowerShares QQQ TrustSM, Series 1 (each referred to as a “Market Measure”). The “lowest performing Market Measure” is the Market Measure that has the least favorable performance as measured from its starting value to its ending value. The securities provide:

(i)

the possibility of a leveraged return at maturity if the value of the lowest performing Market Measure increases from its starting value to its ending value, provided that the total return at maturity of the securities will not exceed the maximum total return of 35.00% of the original offering price;

(ii)	repayment of principal if, and only if, the ending value of the lowest performing Market Measure is not less than its starting value by more than 40%; and

(iii)

full exposure to the decrease in the value of the lowest performing Market Measure from its starting value if the lowest performing Market Measure has decreased by more than 40% from its starting value to its ending value.

If the ending value of the lowest performing Market Measure is less than its starting value by more than 40%, you will lose more than 40%, and possibly all, of the original offering price of your securities at maturity.

All payments on the securities are subject to the credit risk of Wells Fargo.

Your return on the securities will depend solely on the performance of the lowest performing Market Measure. You will not benefit in any way from the performance of the better performing Market Measure. Therefore, you will be adversely affected if either Market Measure performs poorly, even if the other Market Measure performs favorably.

The securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of both Market Measures. Unlike those alternative investments, the securities will be subject to the full risks of both Market Measures, with no offsetting benefit from the better performing Market Measure. The securities are designed for investors who understand and are willing to bear this additional risk in exchange for the leveraged upside exposure and contingent downside protection that the securities provide with respect to the lowest performing Market Measure. Because the securities may be adversely affected by poor performance by either Market Measure, you should not invest in the securities unless you understand and are willing to accept the full downside risks of both Market Measures.

The Russell 2000® Index is an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market.

The PowerShares QQQ TrustSM, Series 1 is an exchange traded fund that seeks to track the NASDAQ-100 Index®, an equity index that tracks 100 of the largest United States and foreign non-financial companies listed on the Nasdaq Stock Market based on market capitalization.

“Russell 2000®” and “FTSE Russell” are trademarks of the London Stock Exchange Group companies, and have been licensed for use by us. The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

The PowerShares QQQ TrustSM is a registered trademark of Nasdaq, Inc (“Nasdaq”). The securities are not sponsored, endorsed, sold or promoted by Nasdaq. Nasdaq does not make any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Nasdaq will not have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the The PowerShares QQQ TrustSM, Series 1.

PRS-2

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Investment Description (Continued)

You should read this pricing supplement together with the market measure supplement dated March 18, 2015, the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096591/d890724d424b2.htm

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

PRS-3

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to

PRS-4

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Investment Description (Continued)

changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-5

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Investor Considerations

We have designed the securities for investors who:

■

seek at least 350% (to be determined on the pricing date) leveraged exposure to the upside performance of the lowest performing Market Measure if its ending value is greater than its starting value, subject to the maximum total return at maturity of 35.00% of the original offering price;

■	desire repayment of the original offering price at maturity so long as the ending value of the lowest performing Market Measure is not less than its starting value by more than 40%;

■

understand that if the ending value of the lowest performing Market Measure is less than its starting value by more than 40%, they will be fully exposed to the decrease in the lowest performing Market Measure from its starting value, and will lose more than 40%, and possibly all, of the original offering price per security at maturity;

■

understand that the return on the securities will depend solely on the performance of the lowest performing Market Measure and that they will not benefit in any way from the performance of the better performing Market Measure;

■	understand that the securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of both Market Measures;

■	understand and are willing to accept the full downside risks of both Market Measures;

■	are willing to forgo interest payments on the securities and dividends on the Market Measures or the securities included in the Market Measures; and

■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

■	are unwilling to accept the risk that the ending value of the lowest performing Market Measure may decrease by more than 40% from its starting value;

■	seek uncapped exposure to the upside performance of either or both Market Measures;

■

seek exposure to a basket composed of both Market Measures or a similar investment in which the overall return is based on a blend of the performances of the Market Measures, rather than solely on the lowest performing Market Measure;

■

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	seek full return of the original offering price of the securities at stated maturity;

■	seek current income;

■

are unwilling to accept the risk of exposure to the small capitalization segment of the United States equity market or to a group of United States and foreign non-financial stocks listed on the Nasdaq Stock Market;

■	seek exposure to the Market Measures but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

■

are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Market Measures generally, or to the exposure to the lowest performing Market Measure that the securities provide specifically; or

■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-6

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Terms of the Securities

Market Measures:

The Russell 2000® Index and the PowerShares QQQ TrustSM, Series 1 (each referred to as a “Market Measure,” and collectively as the “Market Measures”). The Russell 2000® Index is sometimes referred to herein as the “Index” and the PowerShares QQQ TrustSM, Series 1 is sometimes referred to herein as the “Fund.”

Pricing Date:	January 24, 2018*

Issue Date:	January 29, 2018* (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the redemption amount. The “redemption amount” per security will equal:

	•	if the ending value of the lowest performing Market Measure is greater than its starting value: the lesser of:

	(i)	$1,000 plus

[ $1,000 × market measure performance of lowest performing Market Measure × participation rate]; and

	(ii)	the capped value;

	•	if the ending value of the lowest performing Market Measure is less than or equal to its starting value, but greater than or equal to its threshold value: $1,000; or

	•	if the ending value of the lowest performing Market Measure is less than its threshold value: $1,000 plus

[ $1,000 × market measure performance of lowest performing Market Measure]

If the ending value of the lowest performing Market Measure is less than its threshold value, you will lose more than 40%, and possibly all, of the original offering price of your securities at maturity.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

Stated Maturity Date:

January 28, 2021*. If the calculation day is postponed, the stated maturity date will be the later of (i) January 28, 2021* and (ii) three business days after the last calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the calculation day. If the stated maturity date is not a business day, the payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to the stated maturity date.

Calculation Day:

January 25, 2021*. If such day is not a trading day with respect to either Market Measure, the calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure. The calculation day for a Market Measure is also subject to postponement due to the occurrence of a market disruption event with respect to such Market Measure. See “Additional Terms of the Securities—Market Disruption Events.”

* To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-7

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Terms of the Securities (Continued)

Lowest Performing Market Measure:	The “lowest performing Market Measure” will be the Market Measure with the lowest market measure performance as measured from its starting value to its ending value.

Market Measure Performance:	With respect to a Market Measure, the percentage change from its starting value to its ending value, measured as follows: ending value – starting value starting value

Participation Rate:	The “participation rate” will be determined on the pricing date and will be at least 350%.

Starting Value:	With respect to the Russell 2000 Index: , its closing value on the pricing date. With respect to the PowerShares QQQ TrustSM, Series 1: $ , its closing value on the pricing date.

Closing Value:	With respect to the Index on any trading day, its closing level on that trading day; and with respect to the Fund on any trading day, its fund closing price on that trading day.

Closing Level:

The “closing level” of the Index on any trading day means the official closing level of the Index reported by the index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to the Index” and “—Discontinuance of the Index.”

Fund Closing Price:

The “fund closing price” with respect to the Fund on any trading day means the product of (i) the closing price of one share of the Fund (or one unit of any other security for which the fund closing price must be determined) on such trading day and (ii) the adjustment factor on such trading day.

Closing Price:

The “closing price” with respect to a share of the Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.

Adjustment Factor:

The “adjustment factor” means, with respect to a share of the Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of the Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” below.

Ending Value:	The “ending value” of a Market Measure will be its closing value on the calculation day.

Capped Value:

The “capped value” is 135.00% of the original offering price per security ($1,350.00 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 35.00% of the original offering price.

Threshold Value:	With respect to the Russell 2000 Index: , which is equal to 60% of its starting value. With respect to the PowerShares QQQ TrustSM, Series 1: $ , which is equal to 60% of its starting value.

Calculation Agent:	Wells Fargo Securities, LLC

PRS-8

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Terms of the Securities (Continued)

Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $12.50 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	95000E5L9

PRS-9

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

Step 1: Determine which Market Measure is the lowest performing Market Measure. The lowest performing Market Measure is the Market Measure with the least favorable Market Measure performance as measured from its starting value to its ending value.

Step 2: Calculate the redemption amount based on the Market Measure performance of the lowest performing Market Measure, as follows:

PRS-10

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Hypothetical Payout Profile

The following profile illustrates a range of hypothetical returns on the securities at maturity for a range of hypothetical market measure performances of the lowest performing Market Measure, assuming a hypothetical participation rate of 350% (the minimum participation rate that may be determined on the pricing date). This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual market measure performance of the lowest performing Market Measure, the actual participation rate and whether you hold your securities to maturity. The performance of the better performing Market Measure is not relevant to your return on the securities.

PRS-11

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The index underlying the Fund is sometimes referred to as the “fund underlying index.”

If The Ending Value Of The Lowest Performing Market Measure Is Less Than Its Threshold Value, You Will Lose More Than 40%, And Possibly All, Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The redemption amount will depend on the direction of and percentage change in the ending value of the lowest performing Market Measure relative to its starting value and the other terms of the securities. Because the value of the lowest performing Market Measure will be subject to market fluctuations, the redemption amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending value of the lowest performing Market Measure is less than its threshold value, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the value of the lowest performing Market Measure from its starting value (expressed as a percentage of its starting value). The threshold value for each Market Measure is 60% of its starting value. For example, if the lowest performing Market Measure has declined by 40.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside feature and you will lose 40.1% of the original offering price per security. As a result, you will not receive any protection if the value of the lowest performing Market Measure declines significantly and you may lose more than 40%, and possibly all, of the original offering price per security at stated maturity even if the value of the lowest performing Market Measure is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Lowest Performing Market Measure.

The opportunity to participate in the possible increase in the value of the lowest performing Market Measure through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending values of the lowest performing Market Measure exceeding the ending value at which the capped value is reached.

The Securities Are Subject To The Full Risks Of Both Market Measures And Will Be Negatively Affected If Either Market Measure Performs Poorly, Even If The Other Market Measure Performs Favorably.

You are subject to the full risks of both Market Measures. If either Market Measure performs poorly, you will be negatively affected, even if the other Market Measure performs favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of one Market Measure could offset the poor performance of the other Market Measure. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of both Market Measures. You should not invest in the securities unless you understand and are willing to accept the full downside risks of both Market Measures.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Market Measure, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Market Measure.

Your return on the securities will depend solely on the performance of the lowest performing Market Measure. Although it is necessary for both Market Measures to close above their respective threshold values in order for you to be repaid the original offering price of your securities at maturity, you will not benefit in any way from the performance of the better performing Market Measure. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of the better performing Market Measure would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

PRS-12

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Risk Factors (Continued)

You Will Be Subject To Risks Resulting From The Relationship Between The Market Measures.

It is preferable from your perspective for the Market Measures to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Market Measures will not exhibit this relationship. The less correlated the Market Measures, the more likely it is that any one of the Market Measures will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Market Measures to perform poorly; the performance of the better performing Market Measure is not relevant to your return on the securities.

It is impossible to predict what the relationship between the Market Measures will be over the term of the securities. Each Market Measure represents a different equity market. The Russell 2000 Index represents the small capitalization segment of the United States equity market and the PowerShares QQQ TrustSM, Series 1 tracks 100 of the largest United States and foreign non-financial companies listed on the Nasdaq Stock Market. These different equity markets may not perform similarly over the term of the securities.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue either Market Measure or the securities included in either Market Measure for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-

PRS-13

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Risk Factors (Continued)

offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the value of each Market Measure at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value that you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•

Performance of the Market Measures. The value of the securities prior to maturity will depend substantially on the value of each Market Measure. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the lowest performing Market Measure at such time is less than, equal to or not sufficiently above its starting value or its threshold value.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

•

Volatility Of The Market Measures. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Market Measures changes.

•

Correlation Between The Market Measures. Correlation refers to the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation between the Market Measures may be positive, zero or negative. The value of the securities is likely to decrease if the correlation between the Market Measures decreases.

•

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current values of the Market Measures. This difference will most likely reflect a discount due to expectations and uncertainty concerning the values of the Market Measures during the period of time still remaining to the stated maturity date.

•	Dividend Yields On The Market Measures. The value of the securities may be affected by the dividend yields on the Fund or the securities included in the Market Measures.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of either or both Market Measures. Because numerous factors are expected to affect the value of the securities, changes in the values of the Market Measures may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the capped value.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

PRS-14

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Risk Factors (Continued)

Your Return On The Securities Could Be Less Than If You Owned The Securities Included In The Index Or The Shares Of The Fund.

Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index or the shares of the Fund. This is in part because the redemption amount payable at stated maturity will be determined by reference only to the closing value of the lowest performing Market Measure without taking into consideration the value of the dividends and other distributions paid on the shares of the Fund or the dividends and other payments paid on the securities included in the Index. In addition, the redemption amount will not be greater than the capped value.

Historical Values Of The Market Measures Should Not Be Taken As An Indication Of The Future Performance Of The Market Measures During The Term Of The Securities.

The trading prices of the securities included in the Index and the trading prices of the shares of the Fund will determine the values of the Market Measures and the amount payable to you at maturity. As a result, it is impossible to predict whether the closing values of the Market Measures will fall or rise compared to their respective starting values. Trading prices of the securities included in the Index and of the shares of the Fund will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities, the Fund and the securities comprising the Fund are traded and the values of those securities, the Fund and the securities comprising the Fund. Accordingly, any historical values of the Market Measures do not provide an indication of the future performance of the Market Measures.

Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Redemption Amount You Will Receive At Stated Maturity.

The policies of the index sponsor concerning the calculation of the Index and the addition, deletion or substitution of securities comprising the Index and the manner in which the index sponsor takes account of certain changes affecting such securities may affect the value of the Index and, therefore, may affect the value of the securities and the redemption amount payable at maturity. The index sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the securities.

Changes That Affect The Fund Or The Fund Underlying Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor of the Fund (the “fund sponsor”) concerning the calculation of the Fund’s net asset value, additions, deletions or substitutions of securities in the Fund and the manner in which changes in the fund underlying index are reflected in the Fund, and changes in those policies, could affect the closing price of the shares of the Fund and, therefore, may affect the value of the securities and the amount payable at stated maturity. Similarly, the policies of the sponsor of the fund underlying index concerning the calculation of the fund underlying index and the addition, deletion or substitution of securities comprising the fund underlying index and the manner in which the fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of the fund underlying index and the closing price of the shares of the Fund and, therefore, may affect the value of the securities and the amount payable at stated maturity. The fund underlying index sponsor could also discontinue or suspend calculation or dissemination of the fund underlying index or materially alter the methodology by which it calculates the fund underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index Or The Fund Underlying Index.

Actions by any company whose securities are included in the Index or in the fund underlying index may have an adverse effect on the price of its security, the ending value of such Market Measure and the value of the securities. We are not affiliated with any of the companies included in the Index or in the fund underlying index. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

PRS-15

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Risk Factors (Continued)

We And Our Affiliates Have No Affiliation With The Index Sponsor, Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the index sponsor, fund sponsor or fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Market Measure. We have derived the information about the sponsors and the Market Measures contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Market Measure and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000 Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000 Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

An Investment In The Securities Is Subject To Risks Associated With Investing in Non-U.S. Companies.

Some of the stocks included in the Fund are issued by companies incorporated outside of the United States. The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

An Investment Linked To The Shares Of The Fund Is Different From An Investment Linked To The Fund Underlying Index.

The performance of the shares of the Fund may not exactly replicate the performance of the fund underlying index because the Fund may not invest in all of the securities included in the fund underlying index and because the Fund will reflect transaction costs and fees that are not included in the calculation of the fund underlying index. The Fund may also hold securities or derivative financial instruments not included in the fund underlying index. It is also possible that the Fund may not fully replicate the performance of the fund underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of the Fund may differ from the net asset value per share of the Fund. As a result, the performance of the Fund may not correlate perfectly with the performance of the fund underlying index, and the return on the securities based on the performance of the Fund will not be the same as the return on securities based on the performance of the fund underlying index.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Fund.

You will not become a holder of shares of the Fund or a holder of securities included in the fund underlying index as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. At stated maturity, you will have no right to receive delivery of any shares or securities.

Anti-dilution Adjustments Relating To The Shares Of The Fund Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing price (and thus, the closing value) of the Fund. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

PRS-16

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Risk Factors (Continued)

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day with respect to a Market Measure will be postponed if the originally scheduled calculation day is not a trading day with respect to either Market Measure or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Market Measure on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending value of each Market Measure and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to either Market Measure on the scheduled calculation day, which may result in postponement of the calculation day with respect to that Market Measure; determining the ending value of a Market Measure if the calculation day is postponed with respect to that Market Measure to the last day to which it may be postponed and a market disruption event occurs with respect to that Market Measure on that day; adjusting the adjustment factor with respect to the Fund and other terms of the securities in certain circumstances; if the Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the ending value of the Index; if the Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the ending value of the Fund; and determining whether to adjust the ending value of a Market Measure on the calculation day in the event of certain changes in or modifications to that Market Measure. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Market Measures. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Market Measures or the companies whose securities are included in a Market Measure. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Market Measures or the companies whose securities are included in a Market Measure could adversely affect the value of the applicable Market Measure and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Market Measures from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Market Measures or the companies whose securities are included in a Market Measure published on or prior to the pricing date could result in an increase in the values of the Market Measures on the pricing date, which would adversely affect investors in the securities by increasing the value at which each Market Measure must close on the calculation day in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in a Market Measure may adversely affect the value of such Market Measure. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in a Market Measure, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the value of such Market Measure and, therefore,

PRS-17

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Risk Factors (Continued)

could adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in a Market Measure. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Market Measures. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Fund, securities included in a Market Measure or listed or over-the-counter derivative or synthetic instruments related to the Market Measures or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the Fund, any of the securities included in a Market Measure or derivative or synthetic instruments related to the Market Measures or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Market Measures. These hedging activities could potentially adversely affect the values of the Market Measures and, therefore, could adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Market Measures. Our affiliates or any participating dealer or its affiliates may engage in trading in shares of the Fund or the securities included in a Market Measure and other instruments relating to the Market Measures or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the values of the Market Measures and, therefore, could adversely affect the value of and your return on the securities.

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to the concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

Furthermore, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-18

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Hypothetical Returns

The following table illustrates, for a hypothetical participation rate of 350% (the minimum participation rate that may be determined on the pricing date) and a range of hypothetical market measure performances of the lowest performing Market Measure:

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical market measure performance of the lowest performing Market Measure(1)	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(2)
75.00%	$1,350.00	35.00%	10.26%
50.00%	$1,350.00	35.00%	10.26%
30.00%	$1,350.00	35.00%	10.26%
20.00%	$1,350.00	35.00%	10.26%
10.00%	$1,350.00	35.00%	10.26%
5.00%	$1,175.00	17.50%	5.45%
2.50%	$1,087.50	8.75%	2.82%
0.00%	$1,000.00	0.00%	0.00%
-5.00%	$1,000.00	0.00%	0.00%
-10.00%	$1,000.00	0.00%	0.00%
-20.00%	$1,000.00	0.00%	0.00%
-30.00%	$1,000.00	0.00%	0.00%
-40.00%	$1,000.00	0.00%	0.00%
-41.00%	$590.00	-41.00%	-16.84%
-50.00%	$500.00	-50.00%	-21.82%
-60.00%	$400.00	-60.00%	-28.33%
-75.00%	$250.00	-75.00%	-41.26%

(1)

The market measure performance of the lowest performing Market Measure is equal to the percentage change from its starting value to its ending value (i.e., ending value minus starting value, divided by starting value).

(2)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual participation rate and the actual market measure performance of the lowest performing Market Measure. The performance of the better performing Market Measure is not relevant to your return on the securities.

PRS-19

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Hypothetical Payment at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, reflecting a hypothetical participation rate of 350% (the minimum participation rate that may be determined on the pricing date) and assuming the hypothetical starting value, threshold value and ending values for each Market Measure as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or threshold value. The hypothetical starting value of 100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting value for either Market Measure. The actual starting value and threshold value for each Market Measure will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Market Measures, see the historical information set forth under the sections titled “The Russell 2000® Index” and “The PowerShares QQQ TrustSM, Series 1” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Market Measure is greater than its starting value, and the redemption amount is greater than the original offering price but less than the capped value:

	Russell 2000 Index	PowerShares QQQ TrustSM, Series 1
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	105.00	$130.00
Hypothetical threshold value:	60.00	$60.00
Hypothetical market measure performance (ending value – starting value)/starting value:	5.00%	30.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the Russell 2000 Index has the lowest market measure performance and is, therefore, the lowest performing Market Measure.

Step 2: Determine the redemption amount based on the market measure performance of the lowest performing Market Measure.

Since the hypothetical ending value of the lowest performing Market Measure is greater than its hypothetical starting value, the redemption amount would equal:

$1,000 +	$1,000 ×	market measure performance of lowest performing Market Measure × participation rate

$1,000 +	$1,000 ×	5.00% × 350%	= $1,175.00

On the stated maturity date you would receive $1,175.00 per security.

PRS-20

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Hypothetical Payment at Stated Maturity (Continued)

Example 2. The ending value of the lowest performing Market Measure is greater than its starting value, and the redemption amount is equal to the capped value:

	Russell 2000 Index	PowerShares QQQ TrustSM, Series 1
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	175.00	$150.00
Hypothetical threshold value:	60.00	$60.00
Hypothetical market measure performance (ending value – starting value)/starting value:	75.00%	50.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the PowerShares QQQ TrustSM, Series 1has the lowest market measure performance and is, therefore, the lowest performing Market Measure.

Step 2: Determine the redemption amount based on the market measure performance of the lowest performing Market Measure.

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000 ×	market measure performance of lowest performing Market Measure × participation rate

$1,000 +	$1,000 ×	50.00% × 350%	= $2,750.00

On the stated maturity date you would receive $1,350.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending value of the lowest performing Market Measure is greater than its starting value, you will participate in the performance of the lowest performing Market Measure at a rate of 350% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending values of the lowest performing Market Measure that are greater than 110.00% of its starting value since your return on the securities for any ending value of the lowest performing Market Measure greater than 110.00 % of its starting value will be limited to the capped value.

PRS-21

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Hypothetical Payment at Stated Maturity (Continued)

Example 3. The ending value of the lowest performing Market Measure is less than its starting value but greater than its threshold value, and the redemption amount is equal to the original offering price:

	Russell 2000 Index	PowerShares QQQ TrustSM, Series 1
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	90.00	$130.00
Hypothetical threshold value:	60.00	$60.00
Hypothetical market measure performance (ending value – starting value)/starting value:	-10.00%	30.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the Russell 2000 Index has the lowest market measure performance and is, therefore, the lowest performing Market Measure.

Step 2: Determine the redemption amount based on the market measure performance of the lowest performing Market Measure.

Since the hypothetical ending value of the lowest performing Market Measure is less than its hypothetical starting value, but not by more than 40%, you would not lose any of the original offering price of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The ending value of the lowest performing Market Measure is less than its threshold value, and the redemption amount is less than the original offering price:

	Russell 2000 Index	PowerShares QQQ TrustSM, Series 1
Hypothetical starting value:	100.00	$100.00
Hypothetical ending value:	125.00	$40.00
Hypothetical threshold value:	60.00	$60.00
Hypothetical market measure performance (ending value – starting value)/starting value:	25.00%	-60.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the PowerShares QQQ TrustSM, Series 1 has the lowest market measure performance and is, therefore, the lowest performing Market Measure.

Step 2: Determine the redemption amount based on the market measure performance of the lowest performing Market Measure.

Since the hypothetical ending value of the lowest performing Market Measure is less than its hypothetical starting value by more than 40%, you would lose a portion of the original offering price of your securities and receive a redemption amount equal to:

$1,000 +	$1,000 ×	market measure performance of lowest performing Market Measure

$1,000 +	$1,000 ×	-60.00%	= $400.00

On the stated maturity date, you would receive $400.00 per security. As this example illustrates, if either Market Measure depreciates by more than 40% from its starting value to its ending value, you will incur a loss on the securities at maturity, even if the other Market Measure has appreciated or has not declined below its threshold value.

To the extent that the starting value, threshold value and ending value of the lowest performing Market Measure or the participation rate differs from the values assumed above, the results indicated above would be different.

PRS-22

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to the Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying the Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session. The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent. The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

A “trading day” with respect to the Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to the Fund or any successor thereto are scheduled to be open for trading for their respective regular trading sessions. The “relevant stock exchange” for the Fund means the primary exchange or quotation system on which shares (or other applicable securities) of the Fund are traded, as determined by the calculation agent. The “related futures or options exchange” for the Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the redemption amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing values of the Market Measures under certain circumstances;

•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;

•	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing value of the Index; and

•	if the Fund undergoes a liquidation event, select a successor fund (as defined below) or, if no successor fund is available, determine the closing value of the Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

PRS-23

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Additional Terms of the Securities (Continued)

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Index or any successor equity index are traded or any related futures or options exchange with respect to the Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)

The relevant stock exchange for any security underlying the Index or successor equity index or any related futures or options exchange with respect to the Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Index:

(1)

the relevant percentage contribution of a security to the level of the Index or any successor equity index will be based on a comparison of (x) the portion of the level of the Index attributable to that security and (y) the overall level of the Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)

the “close of trading” on any trading day for the Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)

the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “exchange business day” means any trading day for the Index or any successor equity index on which each relevant stock exchange for the securities underlying the Index or any successor equity index and each related futures or options exchange with respect to the Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the Fund means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of the Fund or any successor fund (as defined below) on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of

PRS-24

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Additional Terms of the Securities (Continued)

trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of the Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of the Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to the Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to the Fund or any successor fund; and

(2)

the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for the Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Market Measure on the calculation day, then the calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Market Measure after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Market Measure. If the calculation day has been postponed eight trading days for a Market Measure after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Market Measure on such eighth trading day, the calculation agent will determine the closing value of such Market Measure on such eighth trading day (i) in the case of the Index, in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the Index and (ii) in the case of the Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of the Fund as of the close of trading on such date. As used in clause (i) of the immediately preceding sentence, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. Notwithstanding the postponement of the calculation day for one Market Measure due to a market disruption event with respect to such Market Measure on the calculation day, the originally scheduled calculation day will remain the calculation day for the other Market Measure if such other Market Measure is not affected by a market disruption event on such day.

PRS-25

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Additional Terms of the Securities (Continued)

Adjustments to the Index

If at any time the sponsor or publisher of the Index (the “index sponsor”) makes a material change in the formula for or the method of calculating the Index, or in any other way materially modifies the Index (other than a modification prescribed in that formula or method to maintain the Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the change, but using only those securities that comprised the Index immediately prior to that change. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

Discontinuance of the Index

If the index sponsor discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the ending value of the Index. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the securities.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, the calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on the calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to the Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the securities.

Anti-dilution Adjustments Relating to the Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to the Fund as specified below if any of the events specified below occurs with respect to the Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect the Fund, and there may be other events that could affect the Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, the Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor unless the adjustment would result in a change to the adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

PRS-26

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Additional Terms of the Securities (Continued)

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by the Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of the Fund which a holder of one share (or other applicable security) of the Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of the Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)        “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the Fund will equal the amount per share (or other applicable security) of the Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If the Fund declares or makes a distribution to all holders of the shares (or other applicable security) of the Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If the Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the redemption amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If the Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to the Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for the Fund will be determined by reference to the fund closing price of the successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of

PRS-27

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Additional Terms of the Securities (Continued)

such substitution on holders of the securities.

If the Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that the fund closing price of the Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for the Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate the Fund (including but not limited to the instance in which the fund underlying index sponsor discontinues publication of the fund underlying index), then the calculation agent will calculate the fund closing price for the Fund in accordance with the formula last used to calculate the fund closing price before such liquidation event, but using only those securities that were held by the Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for the Fund, such successor fund or fund closing price will be used as a substitute for the Fund for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to the Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating the Fund or a successor fund, or the fund underlying index, is changed in a material respect, or if the Fund or a successor fund is in any other way modified so that the Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of the Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that the fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of the Fund comparable to the Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the redemption amount with reference to such adjusted closing price of the Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as provided herein. The redemption amount will be calculated as though the date of acceleration were the calculation day.

PRS-28

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

The Russell 2000® Index

The Russell 2000 Index is an equity index that is designed to track the performance of the small capitalization segment of the United States equity market. The Russell 2000 Index was developed by Russell Investments before FTSE International Limited and Russell Investments combined in 2015 to create FTSE Russell, which is wholly owned by the London Stock Exchange Group. FTSE Russell is the index sponsor of the Russell 2000 Index. The information about the Russell 2000 Index contained herein updates the information included in the accompanying market measure supplement. See “Description of Equity Indices—The Russell 2000® Index” in the accompanying market measure supplement for additional information about the Russell 2000 Index.

In addition, information about the Russell 2000 Index may be obtained from other sources including, but not limited to, the Russell 2000 Index sponsor’s website (including information regarding the Russell 2000 Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Russell 2000 Index is accurate or complete.

Historical Information

We obtained the closing values of the Russell 2000 Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing values of the Russell 2000 Index for the period from January 1, 2008 to January 18, 2018. The closing value of the Russell 2000 Index on January 18, 2018 was 1576.729. The historical performance of the Russell 2000 Index should not be taken as an indication of the future performance of the Russell 2000 Index during the term of the securities.

PRS-29

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

The Russell 2000® Index (Continued)

The following table sets forth the high and low closing values, as well as end-of-period closing values, of the Russell 2000 Index for each quarter in the period from January 1, 2008 through December 31, 2017 and for the period from January 1, 2018 to January 18, 2018.

	High	Low	Last
2008
First Quarter	753.554	643.966	687.967
Second Quarter	763.266	686.073	689.659
Third Quarter	754.377	657.718	679.583
Fourth Quarter	671.590	385.308	499.453
2009
First Quarter	514.710	343.260	422.748
Second Quarter	531.680	429.158	508.281
Third Quarter	620.695	479.267	604.278
Fourth Quarter	634.072	562.395	625.389
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.641	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.548	773.184	843.548
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.494	769.483	849.349
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1078.409	989.535	1073.786
Fourth Quarter	1163.637	1043.459	1163.637
2014
First Quarter	1208.651	1093.594	1173.038
Second Quarter	1192.964	1095.986	1192.964
Third Quarter	1208.150	1101.676	1101.676
Fourth Quarter	1219.109	1049.303	1204.696
2015
First Quarter	1266.373	1154.709	1252.772
Second Quarter	1295.799	1215.417	1253.947
Third Quarter	1273.328	1083.907	1100.688
Fourth Quarter	1204.159	1097.552	1135.889
2016
First Quarter	1114.028	953.715	1114.028
Second Quarter	1188.954	1089.646	1151.923
Third Quarter	1263.438	1139.453	1251.646
Fourth Quarter	1388.073	1156.885	1357.130
2017
First Quarter	1413.635	1345.598	1385.920
Second Quarter	1425.985	1345.244	1415.359
Third Quarter	1490.861	1356.905	1490.861
Fourth Quarter	1548.926	1464.095	1535.511
2018
January 1, 2018 to January 18, 2018	1591.972	1550.011	1576.729

PRS-30

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

The PowerShares QQQ TrustSM, Series 1

The PowerShares QQQ TrustSM, Series 1 (the “Fund”) is a unit investment trust designed to generally correspond to the price and yield performance, before fees and expenses, of the NASDAQ-100 Index®. The Fund is organized under New York law and is governed by a trust agreement between The Bank of New York Mellon, as trustee, and Invesco PowerShares Capital Management LLC, the sponsor. Shares of the Fund represent fractional undivided ownership interests in the Fund. For a description of the NASDAQ-100 Index, please see “The NASDAQ-100 Index®” below.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Fund under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-61001 and 811-08947 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The Fund is listed on the Nasdaq Stock Market under the ticker symbol “QQQ.”

This pricing supplement relates only to the securities offered hereby and does not relate to the Fund. We have derived all disclosures contained in this pricing supplement regarding the Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Fund in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Fund (and therefore the price of the Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Fund could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The NASDAQ-100 Index®

We obtained all information contained in this pricing supplement regarding the NASDAQ-100 Index®, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, the Nasdaq Stock Market, Inc. (“Nasdaq”). Nasdaq has no obligation to continue to publish, and may discontinue publication of, the NASDAQ-100 Index® at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the NASDAQ-100 Index® in connection with the offer and sale of the securities.

The NASDAQ-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market. The NASDAQ-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted. Current information regarding the market value of the NASDAQ-100 Index® is available from Nasdaq as well as numerous market information services.

The NASDAQ-100 Index® share weights of the component securities of the NASDAQ-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NASDAQ- 100 Index® is directly proportional to the value of its NASDAQ-100 Index® share weight.

Calculation of the NASDAQ-100 Index®

At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq Stock Market (which may be the official closing price published by the Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index® value. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for NASDAQ-100 Index® reporting purposes.

PRS-31

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

The PowerShares QQQ TrustSM, Series 1 (Continued)

Underlying Stock Eligibility Criteria

Initial Eligibility Criteria

To be eligible for initial inclusion in the NASDAQ-100 Index®, a security must meet the following criteria:

•

the issuer of the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	a security must be issued by a non-financial company;

•	a security may not be issued by an issuer currently in bankruptcy proceedings;

•	a security must have an average daily trading volume of at least 200,000 shares (measured annually during the ranking review process described below);

•

if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured annually during the ranking review process);

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being NASDAQ-100 Index® eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•

the security must have “seasoned” on the NASDAQ, NYSE or NYSE MKT. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the NASDAQ-100 Index®, the security must meet the following criteria:

•	the issuer of the security’s primary U.S. listing must be exclusively listed on the NASDAQ Global Select Market or the NASDAQ Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares in the previous three month trading period (measured annually during the ranking review process);

•

if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•

the issuer must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index® effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

PRS-32

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

The PowerShares QQQ TrustSM, Series 1 (Continued)

For the purposes of NASDAQ-100 Index® eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

These NASDAQ-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the notes.

Annual Ranking Review

The composition of the NASDAQ-100 Index® is evaluated on an annual basis, except under extraordinary circumstances that may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”). Securities listed on the Nasdaq Stock Market that meet the applicable eligibility criteria are ranked by market value. NASDAQ-100 Index® -eligible securities that are already in the NASDAQ-100 Index® and whose issuer is ranked in the top 100 eligible companies (based on market capitalization) are retained in the NASDAQ-100 Index®. A NASDAQ-100® Index issuer that is ranked 101 to 125 is also retained, provided that such issuer was ranked in the top 100 eligible issuers as of the previous Ranking Review or was added to the NASDAQ-100 Index® subsequent to the previous Ranking Review. NASDAQ-100 Index® issuers not meeting such criteria are replaced. The replacement securities chosen are those NASDAQ-100 Index® -eligible securities not currently in the NASDAQ-100 Index® whose issuers have the largest market capitalization. The data used in the ranking includes end of October market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November. If a security is a depositary receipt, the total shares outstanding is the actual depositary shares outstanding as reported by the depositary banks.

Generally, the list of annual additions and deletions as a result of the annual evaluation is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a NASDAQ-100 Index® issuer no longer meets the continued eligibility criteria or is otherwise determined by Nasdaq to become ineligible for continued inclusion in the NASDAQ-100 Index®, the issuer security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index® and meeting the NASDAQ-100 Index® initial eligibility criteria listed above. Ordinarily, a security will be removed from the NASDAQ-100 Index® at its last sale price. If, however, at the time of its removal the security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the security may, in Nasdaq’s discretion, be removed at a zero price. The zero price will be applied to the security after the close of the market but prior to the time the official closing value of the NASDAQ-100 Index® is disseminated, which is ordinarily 5:16:00 p.m. EST.

Index Maintenance

Changes in the price and/or the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made to the NASDAQ-100 Index® as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The NASDAQ-100 Index® share weights for those underlying stocks are derived from each security’s total shares outstanding. The NASDAQ-100 Index® share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those NASDAQ-100 Index® securities.

The price of the component security is adjusted for the amount of the special cash dividend. A dividend is considered special if the information provided by the listing exchange in their announcement of the ex-date indicates that the dividend is special. A special dividend may also be referred to as extra, extraordinary, non-recurring, one-time, unusual, etc.

Index Rebalancing

On a quarterly basis coinciding with the quarterly scheduled Index Share adjustment procedures, the NASDAQ-100 Index® will be rebalanced if it is determined that: (1) the current weight of the single largest market capitalization component security is greater than 24.0% and (2) the “collective weight” of those component securities whose individual current weights are in excess of 4.5%, when added together, exceed 48.0% of the NASDAQ-100 Index®. In addition, a special rebalancing of the NASDAQ-100 Index® may be conducted at any time if it is determined necessary to maintain the integrity of the NASDAQ-100 Index®.

PRS-33

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

The PowerShares QQQ TrustSM, Series 1 (Continued)

If either one or both of these weight distribution requirements are met upon quarterly review or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all Large Stocks (those greater than 1%) will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest component security to be set to 20.0%.

Second, relating to weight distribution requirement (2) above, for those component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescaling will then be redistributed to the Small Stocks (those stocks less than or equal to 1%) in the following iterative manner.

In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index®.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each of the component securities are set, the NASDAQ-100 Index® share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index® at the close of trading on the last day in February, May, August and November. Changes to the NASDAQ-100 Index® share weights will be made effective after the close of trading on the third Friday in March, June, September and December and an adjustment to the NASDAQ-100 Index® divisor will be made to ensure continuity of the NASDAQ-100 Index®.

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index® share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the component securities. In such instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

During at the quarterly rebalancing, data is cutoff as of the previous month-end and no changes are made to the NASDAQ-100 Index® from that cutoff until the quarterly share change effective date with the single exception for corporate actions with an ex-date. Nasdaq may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure the integrity of the NASDAQ-100 Index®.

PRS-34

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

The PowerShares QQQ TrustSM, Series 1 (Continued)

Historical Information

We obtained the closing values of the PowerShares QQQ TrustSM, Series 1 listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing values of the PowerShares QQQ TrustSM, Series 1 for the period from January 1, 2008 to January 18, 2018. The closing value of the PowerShares QQQ TrustSM, Series 1 on January 18, 2018 was $165.82. The historical performance of the PowerShares QQQ TrustSM, Series 1 should not be taken as an indication of the future performance of the PowerShares QQQ TrustSM, Series 1 during the term of the securities.

PRS-35

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

The PowerShares QQQ TrustSM, Series 1 (Continued)

The following table sets forth the high and low closing values, as well as end-of-period closing values, of the PowerShares QQQ TrustSM, Series 1 for each quarter in the period from January 1, 2008 through December 31, 2017 and for the period from January 1, 2018 to January 18, 2018.

	High	Low	Last
2008
First Quarter	$50.45	$41.22	$43.72
Second Quarter	$50.55	$44.03	$45.17
Third Quarter	$48.27	$37.82	$38.91
Fourth Quarter	$38.47	$25.56	$29.74
2009
First Quarter	$31.50	$25.74	$30.32
Second Quarter	$36.95	$30.77	$36.38
Third Quarter	$42.65	$34.53	$42.25
Fourth Quarter	$46.22	$40.88	$45.92
2010
First Quarter	$48.39	$42.64	$48.18
Second Quarter	$50.52	$42.71	$42.71
Third Quarter	$49.66	$42.46	$49.08
Fourth Quarter	$54.89	$48.48	$54.47
2011
First Quarter	$58.89	$54.17	$57.43
Second Quarter	$59.23	$53.79	$57.05
Third Quarter	$59.60	$50.03	$52.52
Fourth Quarter	$58.94	$51.14	$55.83
2012
First Quarter	$68.22	$56.90	$67.55
Second Quarter	$68.25	$60.41	$64.16
Third Quarter	$70.40	$62.42	$68.58
Fourth Quarter	$69.35	$62.03	$65.11
2013
First Quarter	$68.97	$66.31	$68.97
Second Quarter	$74.30	$67.14	$71.21
Third Quarter	$79.50	$71.73	$78.85
Fourth Quarter	$87.96	$76.96	$87.96
2014
First Quarter	$91.06	$84.29	$87.68
Second Quarter	$93.91	$84.11	$93.91
Third Quarter	$100.28	$94.22	$98.79
Fourth Quarter	$106.01	$91.79	$103.25
2015
First Quarter	$109.38	$99.65	$105.60
Second Quarter	$110.96	$105.05	$107.07
Third Quarter	$113.98	$98.09	$101.76
Fourth Quarter	$115.16	$102.22	$111.86
2016
First Quarter	$109.50	$96.32	$109.20
Second Quarter	$111.23	$102.22	$107.54
Third Quarter	$119.09	$107.42	$118.72
Fourth Quarter	$120.82	$113.65	$118.48
2017
First Quarter	$132.47	$119.54	$132.38
Second Quarter	$143.57	$130.40	$137.64
Third Quarter	$146.42	$136.19	$145.45
Fourth Quarter	$158.64	$145.58	$155.76
2018
January 1, 2018 to January 18, 2018	$165.82	$158.49	$165.82

PRS-36

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or

PRS-37

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Benefit Plan Investor Considerations (Continued)

holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-38

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;

•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether any of the issuers of the underlying stocks of the Index (the “underlying stocks”) or the Fund is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any of the issuers of the underlying stocks or the Fund were so treated, certain adverse U.S. federal income tax consequences might apply to you, if you are a non-U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying stocks or by the Fund and consult your tax adviser regarding the possible consequences to you if the issuers of the underlying stocks or the Fund is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the alternative minimum tax or of the Medicare tax on investment income. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

PRS-39

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

United States Federal Tax Considerations (Continued)

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

Potential Application of Section 1260 of the Code. There is a risk that your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the Fund. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities, including how the “net underlying long-term capital gain” should be computed if Section 1260 does apply. You should consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

PRS-40

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

United States Federal Tax Considerations (Continued)

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code and the discussion below regarding Section 871(m), you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussions below regarding FATCA and Section 871(m), any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

PRS-41

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

United States Federal Tax Considerations (Continued)

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income and, after 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing U.S.-source interest or dividends. If the securities were treated as debt instruments or as subject to Section 871(m), the withholding regime under FATCA would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-42

Market Linked Securities—Leveraged Upside Participation to a Cap

and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index and the

PowerShares QQQ TrustSM, Series 1 due January 28, 2021

Supplemental Plan of Distribution

We expect that delivery of the securities will be made against payment therefor on or about the issue date specified in this pricing supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities at any time prior to the second business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For purposes hereof:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

PRS-43